Robert C. Moest, Of Counsel, SBN 62166
THE BROWN LAW FIRM, P.C.
2530 Wilshire Boulevard, Second Floor
Santa Monica, California 90403
Telephone: (310) 915-6628
Facsimile: (310) 915-9897
Email: RMoest@aol.com

Counsel for Plaintiff Richard Moore

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

RICHARD MOORE, derivatively on behalf of VERB TECHNOLOGY COMPANY, INC., Plaintiff, vs. RORY J. CUTAIA, JEFF CLAYBORNE, and JAMES P. GEISKOPF, Defendants, and VERB TECHNOLOGY COMPANY, INC., Nominal Defendant.	Case No.: 2:19-cv-08393-GW-MAA **STIPULATION AND AGREEMENT OF SETTLEMENT**

This Stipulation and Agreement of Settlement (the "Stipulation"), dated January 29, 2021, is made and entered into by and among the following Parties (as defined herein), each by and through their respective counsel: (i) Richard Moore ("Plaintiff"), plaintiff to the above-captioned shareholder derivative action (the

"Derivative Action") filed derivatively on behalf of Verb Technology Company, Inc. ("Verb" or the "Company"); (ii) nominal defendant Verb; and (iii) defendants Rory J. Cutaia, Jeff Clayborne, and James P. Geiskopf (collectively the "Individual Defendants," and together with Verb, the "Defendants"). This Stipulation, subject to the approval of the United States District Court for the Central District of California (the "Court"), is intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims (as defined herein) and to result in the complete dismissal of the Derivative Action with prejudice, upon the terms and subject to the conditions set forth herein, and without any admission or concession as to the merits of any of the Parties' claims or defenses.

I. INTRODUCTION

A. Factual Background

Verb is a Nevada corporation with its principal executive offices in Los Angeles, California. Verb provides cloud-based software products focused on Customer Relationship Management ("CRM"), an industry that is intensely competitive. In January 2018, Verb entered into an agreement with Oracle America, Inc. ("Oracle"), one of the largest software companies in the world and a well-established player in the CRM industry.

Plaintiff alleges that the Individual Defendants, in breach of their fiduciary duties owed to Verb, *inter alia*, willfully or recklessly misrepresented and/or caused the Company to misrepresent the nature of Verb's relationship with Oracle by making false and misleading statements to the investing public that failed to disclose, *inter alia*, that: (i) Oracle had not agreed to jointly develop an application to integrate Verb's principal CRM application, notifiCRM, into Oracle's CRM services platform, NetSuite; (ii) Oracle had not agreed to jointly market the Company's software to its customers and the public through, *inter alia*, Oracle's existing network of sales representatives; (iii) the agreement with Oracle had thus been overstated; and (iv) the agreement with Oracle merely provided Verb with

access to an application developer toolkit, which Verb had to pay a fee to Oracle to access. Plaintiff further alleges that these misrepresentations resulted in the artificial inflation of the Company's stock. *See* Dkt. No. 1 (Verified Shareholder Derivative Complaint (the "Complaint")), ¶¶ 2-4, 14, 64-74. Defendants vigorously dispute all of Plaintiff's claims.

B. Procedural Background

On September 27, 2019, Plaintiff filed the Derivative Action in this Court against the Individual Defendants, asserting claims for breach of fiduciary duty, unjust enrichment, and waste of corporate assets. Dkt. No. 1.

On September 30, 2019, the Derivative Action was assigned to the Honorable Andre Birotte Jr. Dkt. No. 5.

On December 17, 2019, the Parties filed a joint stipulation for extension of time to respond to the Complaint, which the Court so-ordered the next day, on December 18, 2020. Dkt. Nos. 12, 16.

On December 23, 2019, the Derivative Action was reassigned for all purposes to the Honorable George H. Wu, pursuant to a transfer order relating the Derivative Action to the securities class action captioned *In re Verb Technology Company, Inc.*, No. 2:19-cv-05896 (C.D. Cal.) (the "Securities Class Action"). Dkt. No. 17.

On January 27, 2020, the Parties filed a joint stipulation and proposed order staying the Derivative Action pending resolution of the "motion to dismiss stage" of the Securities Class Action, defined as resolution of the earlier of the following events: (i) the dismissal of the Securities Class Action in its entirety with prejudice or (ii) the filing of an answer to any complaint in the Securities Class Action. Dkt. No. 20.

On January 31, 2020, nominal defendant Verb and the Individual Defendants filed motions to dismiss the Derivative Action pursuant to Federal Rule of Civil Procedure 23.1 (Dkt. Nos. 22, 24, respectively).

On February 1, 2020, the Court granted the Parties' joint stipulation to stay the proceedings in the Derivative Action, staying all proceedings in the Derivative Action pending resolution of the motion to dismiss stage of the Securities Class Action. *See* Dkt. No. 26, ¶¶ 1-3.

C. Settlement Negotiations

The Parties began negotiating a settlement of the Derivative Action through telephonic and written communications in April 2020. On April 22, 2020, counsel for Plaintiff sent a settlement term sheet that included a proposal regarding corporate governance reforms to Defendants' Counsel (as defined below) in an effort to settle the Derivative Action.

Thereafter, the Parties continued to engage in settlement negotiations via telephonic and written communications, and exchanged several drafts of the settlement term sheet.

On August 28, 2020, the Parties agreed in principle to the terms of the settlement reflected in the Stipulation, except for the amount of attorneys' fees and expenses to be paid to Plaintiff's Counsel. As consideration for the settlement and denying any wrongdoing or liability, Verb will institute certain changes and/or modifications to the Company's corporate governance and business ethics practices, the terms of which are fully set forth in Exhibit A attached hereto (the "Amendments"). Verb has agreed to maintain the Amendments for at least five (5) years, subject to a change of control at the Company.

Only after reaching an agreement on the Amendments did Defendants' Counsel and Plaintiff's Counsel (as defined below) begin to negotiate the attorney's fees and expenses to be paid to Plaintiff's Counsel. On November 5, 2020, the Parties executed a term sheet setting forth the material terms of the settlement. Defendants agreed not to oppose Plaintiff's Counsel's application of $75,000 for their attorneys' fees and expenses, in light of the substantial benefit that will be conferred upon the Company and its stockholders by the Amendments as a result of

the settlement of the Derivative Action, subject to Court approval.

The terms of the settlement of the Derivative Action are reflected in this Stipulation (the "Settlement").

The independent directors of Verb's Board of Directors (the "Board"), in exercising their business judgment, approved the Settlement and each of its terms, as set forth in the Stipulation, as in the best interest of Verb.

II. PLAINTIFF'S COUNSEL'S INVESTIGATION AND RESEARCH, PLAINTIFF'S CLAIMS, AND THE SUBSTANTIAL BENEFIT OF SETTLEMENT

Plaintiff's Counsel conducted investigations relating to the claims and the underlying events alleged in the Derivative Action, which included, but are not limited to: (1) reviewing and analyzing the Company's public filings with the Securities and Exchange Commission ("SEC"), press releases, announcements, and news articles; (2) reviewing and analyzing the allegations in the complaint filed in the Securities Class Action; (3) researching and drafting the verified shareholder derivative complaint filed in the Derivative Action; (4) researching the applicable law with respect to the claims in the Derivative Action and the potential defenses thereto; (5) researching corporate governance issues; (6) preparing corporate governance reforms proposals; and (7) engaging in extensive settlement negotiations with Defendants' Counsel.

Plaintiff's Counsel believe that the claims asserted in the Derivative Action have merit and that their investigations support the claims asserted. Without conceding the merit of any of Defendants' defenses or the lack of merit of any of their own allegations, and in light of the substantial benefit of the Settlement, as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiff has concluded that it is desirable that the Derivative Action be fully and finally settled in the manner, and upon the terms and conditions, set forth in this Stipulation.

Plaintiff and Plaintiff's Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Action against the Individual Defendants through trials and possible appeals. Plaintiff's Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Derivative Action, as well as the difficulties and delays inherent in such litigation. Based on their evaluation, and in light of the substantial benefit conferred upon the Company and its stockholders as a result of the Settlement, Plaintiff and Plaintiff's Counsel have determined that the Settlement is in the best interests of Plaintiff, Verb, and Current Verb Stockholders (as defined below), and have agreed to settle the Derivative Action upon the terms, and subject to the conditions, set forth herein.

III. DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiff in the Derivative Action and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, at all times. Further, Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Derivative Action and deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Verb or its stockholders, or any wrongdoing whatsoever. Verb acknowledges and agrees, however, that the Amendments confer substantial benefits to the Company and its stockholders. Without admitting the validity of any of the claims that Plaintiff has asserted in the Derivative Action, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein to avoid the ongoing cost and distraction of litigation.

IV. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

Plaintiff, derivatively on behalf of Verb, and the Defendants, by and through their respective counsel or attorneys of record, hereby stipulate and agree that, subject to approval by the Court, in consideration of the substantial benefit flowing to the Parties, the Derivative Action and all of the Released Claims (as defined below) shall be fully, finally, and forever satisfied, compromised, settled, released, discharged, and dismissed with prejudice, upon the terms and subject to the conditions set forth herein as follows:

1. <u>Definitions</u>

As used in this Stipulation, the following terms have the meanings specified below. In the event of any inconsistency between any definition set forth below and any definition set forth in any document attached as an exhibit to this Stipulation, the definitions set forth below shall control.

1.1 "Board" means the Verb Board of Directors.

1.2 "Verb" or the "Company" means nominal defendant Verb Technology Company, Inc.

1.3 "Claims" means, collectively, any and all claims, rights, demands, causes of action or liabilities of any kind, nature and character (including but not limited to claims for damages, interest, attorneys' fees, expert or consulting fees, and any and all other costs, expenses or liabilities whatsoever), whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether foreign or domestic, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured.

1.4 "Court" means the United States District Court for the Central District of California.

1.5 "Current Verb Stockholders" means, for purposes of this Stipulation, any Persons who own Verb common stock as of the date of this Stipulation and who continue to hold their Verb common stock as of

the date of the Settlement Hearing, excluding the Defendants, the officers and directors of Verb, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.6 "Defendants" means, collectively, the Individual Defendants and nominal defendant Verb.

1.7 "Defendants' Counsel" means Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304; One Market Plaza, Suite 3300, San Francisco, CA 94105-1126.

1.8 "Defendants' Released Claims" means all Claims that could be asserted in any forum by the Released Persons against Plaintiff, Plaintiff's Counsel, Verb, and all Current Verb Stockholders (solely in their capacity as Verb stockholders) (including known and unknown Claims brought directly), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Action or the Released Claims; provided, however, that nothing herein shall in any way release, waive, impair, or restrict the rights of any Party to enforce the terms of this Settlement.

1.9 "Derivative Action" means the shareholder derivative action pending in this Court, captioned *Moore v. Verb Technology Company, Inc., et al.*, Case No. 2:19-cv-08393-GW-MAA.

1.10 "Effective Date" means the first date by which all of the events and conditions specified in Section IV, ¶ 6.1 herein have been met and have occurred.

1.11 "Fee and Expense Amount" means the sum to be paid to Plaintiff's Counsel for their attorneys' fees and expenses, as detailed in Section IV, ¶¶ 5.1-5.2 herein, subject to approval by the Court.

1.12 "Final" means the time when an order or judgment has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process (including potential writ proceedings) or because of passage, without action, of time for seeking appellate or writ review. More specifically, it is that situation when (1) either no appeal or petition for review by writ has been filed and the time has passed for any notice of appeal or writ petition to be timely filed in the Derivative Action; or (2) an appeal has been filed and the court of appeals has either affirmed the order or judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review, and that court has either affirmed the underlying order or judgment or affirmed the court of appeals' decision affirming the order or judgment or dismissing the appeal or writ proceeding.

1.13 "Individual Defendants" means, collectively, Rory J. Cutaia, Jeff Clayborne, and James P. Geiskopf.

1.14 "Judgment" means the final order and judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit D.

1.15 "Notice to Current Verb Stockholders" or "Notice" means the notice to Current Verb Stockholders of the Settlement, substantially in the form of Exhibit B attached hereto.

1.16 "Parties" means, collectively, Plaintiff and Defendants.

1.17 "Person(s)" means an individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal

entity, and their spouses, heirs, predecessors, successors, administrators, parents, subsidiaries, affiliates, representatives, or assignees.

1.18 "Plaintiff" means Richard Moore.

1.19 "Plaintiff's Counsel" means The Brown Law Firm, P.C., 240 Townsend Square, Oyster Bay, New York 11771; 2530 Wilshire Boulevard, Second Floor, Santa Monica, California 90403.

1.20 "Preliminary Approval Order" means the order to be entered by the Court, substantially in the form of Exhibit C attached hereto, that, *inter alia*, preliminarily approves the terms and conditions of the Settlement as set forth in this Stipulation, directs that the notice of the proposed Settlement be provided to Current Verb Stockholders, and schedules the Settlement Hearing in order to consider whether the Settlement and Fee and Expense Amount should be finally approved.

1.21 "Related Persons" means each and all of a Person's past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Person, and each of their respective predecessors, successors, and assigns.

1.22 "Released Claims" means any and all derivative claims, including known and Unknown Claims, accrued or unaccrued, arising from,

related to, or in connection with any subject matter that was alleged or that could have been alleged by Plaintiff or any Current Verb Shareholder (on Verb's behalf) in the Derivative Action; provided, however, that nothing herein shall in any way release, waive, impair, or restrict the rights of any Party to enforce the terms of this Settlement.

1.23 "Released Person(s)" means, collectively, each and all of the Defendants and their Related Persons.

1.24 "Securities Class Action" means the federal securities class action filed in this Court, captioned *Hartmann v. Verb Technology Co. et al.*, Case No. 2:19-cv-05896-GW-MAA.

1.25 "Settlement" means the settlement of the Derivative Action as documented in this Stipulation.

1.26 "Settlement Hearing" means the hearing by the Court to review the adequacy, fairness, and reasonableness of the Settlement set forth in this Stipulation and to determine: (i) whether to enter the Judgment; and (ii) all other matters properly before the Court.

1.27 "Settlement Term Sheet" means the term sheet executed on November 5, 2020 setting forth the material terms associated with the Settlement.

1.28 "Stipulation" means this Stipulation and Agreement of Settlement, dated January 29, 2021.

1.29 "Unknown Claims" means any Claims that Plaintiff, Verb or any Current Verb Stockholder (claiming in the right of, or on behalf of, the Company) does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons, or might have affected his, her, or its decision not to object to this Settlement. Unknown Claims include

those Claims in which some or all of the facts comprising the Claim may be unsuspected, or even undisclosed or hidden. With respect to any and all Released Claims, including Unknown Claims, the Parties stipulate and agree that, upon the Effective Date, they shall expressly waive, and every Current Verb Stockholder shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties shall expressly waive, and every Current Verb Stockholder shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable or equivalent in effect to California Civil Code § 1542. Plaintiff, Verb, and any Current Verb Stockholders may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but the Parties shall expressly have, and every Current Verb Stockholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any

theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Parties acknowledge, and every Current Verb Stockholder shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waivers were separately bargained for and a key element of the Settlement of which this release is a material and essential part.

2. Terms of the Settlement

2.1 The benefit of the Settlement consists of the Amendments, the terms of which are fully set forth in Exhibit A attached hereto. Verb acknowledges and agrees that the filing, pendency, and settlement of the Derivative Action was the primary cause of the Company's decision to adopt and implement the Amendments. While Verb maintains that its Bylaws were appropriate at all times, Verb also acknowledges and agrees that the Amendments confer substantial benefits upon Verb and Verb stockholders.

2.2 Verb shall adopt the Amendments no later than thirty (30) days from the date that the Court enters the Judgment and shall maintain the Amendments for no less than five (5) years after the Effective Date, unless there is a change of control at the Company, in which case the obligations contained in the Amendments shall have no further force or effect.

3. Procedure for Implementing the Settlement

3.1 Promptly after execution of this Stipulation, the Parties shall submit this Stipulation, together with its exhibits, to the Court and Plaintiff shall apply for entry of the Preliminary Approval Order in this Court, substantially in the form of Exhibit C attached hereto, requesting, *inter alia*: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the method of providing

notice of the proposed Settlement to Current Verb Stockholders; (iii) approval of the form of notice substantially in the form of Exhibit B attached hereto ("Notice"); and (iv) a date for the Settlement Hearing.

3.2 Verb shall undertake the administrative responsibility for giving notice of the Settlement to Current Verb Stockholders in the manner set forth in this paragraph. Verb shall be solely responsible for paying the costs and expenses related to providing such notice or any notice that is required by the Court. Within ten (10) business days after the Court's entry of the Preliminary Approval Order, Verb shall cause the Notice and Stipulation to be filed with the SEC through an SEC Form 8-K, and Verb shall post, and maintain the posting through the date of the Settlement Hearing, the Notice and this Stipulation on an internet page that Verb shall create for this purpose, and the Notice shall provide a link to that internet page. Also within ten (10) business days after the Court's entry of the Preliminary Approval Order, Verb shall publish a press release on *GlobeNewswire* notifying stockholders of the Settlement and providing a link to the internet page where the Stipulation and Notice can be found. The Parties believe the content of the Notice and the manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to Current Verb Stockholders pursuant to applicable law and due process.

3.3 Plaintiff shall request that the Court hold the Settlement Hearing at least forty-five (45) calendar days after the deadline to provide notice of the Settlement described in Section IV, ¶ 3.2 above to Current Verb Stockholders.

3.4 Pending the Court's determination as to final approval of the Settlement, Plaintiff and Plaintiff's Counsel, and any Current Verb Stockholders, derivatively on behalf of Verb, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons in any court or tribunal.

4. Releases

4.1 Upon the Effective Date, Verb, Plaintiff, and each Current Verb Stockholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons. Verb, Plaintiff, and each Current Verb Stockholder shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

4.2 Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged Plaintiff, Plaintiff's Counsel, Verb, and all Current Verb Stockholders (solely in their capacity as Verb stockholders) and each of their Related Persons from Defendants' Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Plaintiff, Plaintiff's Counsel, Verb, any Current Verb Stockholders (solely in their capacity as Verb stockholders), or the Related Persons of any of them with respect to any Defendants' Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants' Released Claims against Plaintiff, Plaintiff's Counsel, Verb, all Current Verb Stockholders (solely in their capacity as Verb stockholders), and each of their Related Persons except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

4.3 Nothing herein shall in any way release, waive, impair, or restrict the rights of any of the Parties to enforce the terms of the Stipulation.

5. Plaintiff's Counsel's Attorneys' Fees and Expenses

5.1 In recognition of the substantial benefits provided to Verb and Current Verb Stockholders by the Amendments, Defendants shall not oppose an application for a Fee and Expense Amount to be paid to Plaintiff's Counsel of up to seventy-five thousand dollars ($75,000.00), subject to the Court's approval. Such Fee and Expense Amount shall cover all fees and expenses for Plaintiff's Counsel in the Derivative Action. The Parties agree that the Fee and Expense Amount is fair and reasonable in light of the substantial benefit conferred upon Verb and Current Verb Stockholders by the Amendments.

5.2 Within thirty (30) calendar days of the Court's entering the Preliminary Approval Order, the Defendants shall pay or cause to be paid the Fee and Expense Amount to the escrow account of Plaintiff's Counsel (the "Escrow Account"). Defendants' Counsel shall have no responsibility for, nor bear any risk or liability with respect to, the Escrow Account, its operation, and any taxes or expenses incurred in connection with the Escrow Account. Plaintiff's Counsel shall be solely responsible for any administrative costs associated with the Escrow Account as well as the filing of all informational and other tax returns with the Internal Revenue Service, or any other state or local taxing authority, as may be necessary or appropriate.

5.3 The Fee and Expense Amount shall remain in the Escrow Account until the entry of an order approving the Fee and Expense Amount, at which time the Fee and Expense Amount shall be immediately releasable to Plaintiff's Counsel, notwithstanding the existence of any timely filed objections thereto or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof. Should the Court order the payment of attorneys' fees and expenses to Plaintiff's Counsel in an amount less than the agreed Fee and Expense Amount prior to, or at the time of, entry of the Judgment, then only the Court-approved amount shall be released to Plaintiff's Counsel.

5.4 Payment of the Fee and Expense Amount in the amount approved by the Court shall constitute final and complete payment for Plaintiff's Counsel's attorneys' fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Derivative Action and the resolution of the claims alleged therein. Defendants shall have no obligation to make any payment to any Plaintiff's Counsel other than the payment to the Escrow Account provided in Section IV, ¶¶ 5.1-5.2 herein.

5.5 If for any reason any condition in Section IV, ¶ 6.1 is not met and the Effective Date of the Stipulation does not occur, if the Stipulation is in any way cancelled or terminated, or if the Judgment is reversed on appeal, then Plaintiff's Counsel and their successors shall be obligated to repay, within twenty (20) calendar days after written notification of such an event, the amount of the Fee and Expense Amount paid or caused to be paid by the Defendants that they received. In the event of any failure to obtain final approval of the full amount of the Fee and Expense Amount, or upon any appeal and/or further proceedings on remand, or successful collateral attack, which results in the Judgment or the Fee and Expense Amount being overturned or substantially modified, Plaintiff's Counsel and their successors shall be obligated to repay, within twenty (20) calendar days, the portion of the Fee and Expense Amount paid by or caused to be paid by the Defendants that they received and that was ultimately not awarded to Plaintiff's Counsel.

5.6 Except as otherwise provided herein, each of the Parties shall bear his, her, or its own costs and attorneys' fees.

5.7 In light of the substantial benefit Plaintiff has helped to create for all Current Verb Stockholders, Plaintiff shall apply for a Court-approved service award in the amount of one thousand dollars ($1,000.00) (the "Service Award"), which the Defendants shall not object to. The Service Award, to the extent that it is approved, shall be funded from the Fee and Expense Amount.

6. **<u>Conditions of Settlement, Effect of Disapproval, Cancellation, or</u>**

Termination

6.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

(i) the final settlement of the Securities Class Action;

(ii) the entry of the Preliminary Approval Order;

(iii) the Court's entry of the Judgment;

(iv) the payment of the Fee and Expense Amount in accordance with Section IV, ¶¶ 5.1-5.2 herein; and

(v) the Judgment has become Final.

6.2 If any of the conditions specified in Section IV, ¶ 6.1 are not met, then the Stipulation shall be cancelled and terminated subject to Section IV, ¶ 6.4, and the Plaintiff and the Defendants shall be restored to their respective positions in the Derivative Action as of the date immediately preceding the date of this Stipulation unless Plaintiff's Counsel and Defendants' Counsel mutually agree in writing to proceed with the Stipulation.

6.3 Each of the Parties shall have the right to terminate the Settlement by providing written notice of their election to do so to all other Parties within twenty (20) calendar days of the date on which: (i) the Court refuses to approve this Stipulation, or the terms contained herein, in any material respect; (ii) the Preliminary Approval Order is not entered in substantially the form attached as Exhibit C hereto; (iii) the Judgment is not entered in substantially the form attached as Exhibit D hereto; (iv) the Judgment is reversed or substantially modified on appeal, reconsideration, or otherwise; (v) the payment of the Fee and Expense Amount in accordance with Section IV, ¶¶ 5.1-5.2 herein is not made; (vi) the settlement in the Securities Class Action does not become final for any reason; or (vii) the Effective Date of the Settlement cannot otherwise occur; except that such termination shall not be effective unless and until the terminating Party has, within twenty (20) calendar days of the date on which notice of the termination event has

been provided to all other Parties, attempted in good faith to confer with the other Parties to attempt to remedy the issue. Any order or proceeding relating to the Fee and Expense Amount, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to cancel the Stipulation, allow for the termination of the Settlement, or affect or delay the finality of the Judgment approving the Settlement.

6.4 In the event that the Stipulation is not approved by the Court, or the Settlement is terminated for any reason, including pursuant to Section IV, ¶ 6.3 above, the Plaintiff and the Defendants shall be restored to their respective positions as of the date immediately preceding the date of this Stipulation, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by any of the Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Action or in any other action or proceeding. In such event, the terms and provisions of the Stipulation, with the exception of Section IV, ¶¶ 1.1-1.29, 5.5, 6.2-6.4, 8.5-8.20 herein, shall have no further force and effect with respect to the Parties and shall not be used in the Derivative Action or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, *nunc pro tunc*.

7. **Bankruptcy**

7.1 In the event any proceedings by or on behalf of Verb, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action ("Bankruptcy Proceedings"), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner.

7.2 In the event of any Bankruptcy Proceedings by or on behalf of Verb,

the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.

8. <u>Miscellaneous Provision</u>

8.1 The Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

8.2 Any planned, proposed or actual sale, merger or change-in-control of Verb shall not void this Stipulation. The Stipulation shall run to the Parties' respective successors-in-interest. In the event of a planned, proposed or actual sale, merger or change-in-control of Verb, the Parties shall continue to seek court approval of the Settlement expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.

8.3 The Parties agree that the terms of the Settlement were negotiated in good faith and at arm's-length by the Parties and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel. The Parties shall not take the position that the litigation was brought or defended in bad faith. The Parties and their respective counsel agree that, throughout the course of the litigation, all Parties and their counsel complied with Rule 11 of the Federal Rules of Civil Procedure in connection with the maintenance, prosecution, defense, and settlement of the Derivative Action and shall not make any application for sanctions, pursuant to Rule 11 or other court rule or statute, with respect to any claim or defense in the Derivative Action.

8.4 While maintaining their positions that the claims and defenses asserted in the Derivative Action are meritorious, Plaintiff and Plaintiff's Counsel, on the

one hand, and the Defendants and Defendants' Counsel, on the other, shall not make any public statements or statements to the media (whether or not for attribution) that disparage the Settlement or any of the others' business, conduct, or reputation, or that of their counsel, in connection with the Derivative Action. Notwithstanding the foregoing, each of the Parties reserves their right to rebut, in a manner that such Party determines to be reasonable and appropriate, any contention made in any public forum that the Derivative Action was brought or defended in bad faith or without a reasonable basis.

8.5 Whether or not the Settlement is approved by the Court, and whether or not the Settlement is consummated, the fact and terms of this Stipulation, including any exhibits attached hereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:

(a) shall not be offered, received, or used in any way against the Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Parties with respect to the truth of any fact alleged by Plaintiff or the validity, or lack thereof, of any claim that has been or could have been asserted in the Derivative Action or in any litigation, or the deficiency, infirmity, or validity of any defense that has been or could have been asserted in the Derivative Action or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;

(b) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person;

(c) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption,

concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal; and

(d) shall not be offered, received, or used in any way against Plaintiff or Plaintiff's Counsel as evidence of, or be deemed to be evidence of, a presumption, concession, or admission that any of Plaintiff's claims are without merit or that Plaintiff would not have been able to prevail on his claims at trial.

8.6 Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement; provided, however, that, if finally approved, the Released Persons may refer to the Settlement, and file the Stipulation and/or the Judgment, in any action that may be brought against them to effectuate the liability protections granted them hereunder, including, without limitation, to support a defense or claim based on principles of *res judicata*, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

8.7 The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.8 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all the Parties or their respective successors-in-interest. After prior notice to the Court, but without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation.

8.9 This Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Parties with respect to the

Derivative Action, constitute the entire agreement among the Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.

8.10 The waiver by one Party of any breach of the Settlement by any other Party shall not be deemed a waiver of any other prior or subsequent breach of the Settlement. The provisions of the Settlement may not be waived except by a writing signed by the affected Party, or counsel for that Party.

8.11 The headings in the Stipulation and its exhibits are used for the purpose of convenience only and are not meant to have legal effect.

8.12 The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and their Related Persons.

8.13 The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of California and the rights and obligations of the Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State's choice of law principles. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8.14 This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm's-length negotiations among the Parties and all Parties have contributed substantially and materially to the preparation of this Stipulation.

8.15 All agreements made and orders entered during the course of the Derivative Action relating to the confidentiality of information and documents shall survive this Stipulation.

8.16 Nothing in this Stipulation, or the negotiations or proceedings relating to the Settlement, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, the accountants' privilege, or work product immunity; further, all information and documents transmitted between Plaintiff's Counsel and Defendants' Counsel in connection with the Settlement shall be kept confidential and shall be inadmissible in any proceeding in any U.S. federal or state court or other tribunal or otherwise, in accordance with Rule 408 of the Federal Rules of Evidence as if such Rule applied in all respects in any such proceeding or forum.

8.17 The Parties intend that the Court retain jurisdiction for the purpose of effectuating and enforcing the terms of the Settlement.

8.19 Any notice to any of the Parties required by this Stipulation shall be submitted by overnight mail and e-mail to each of the signatories below.

8.20 The Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via e-mail. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

IN WITNESS WHEREOF, the Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of January 29, 2021.

Dated: January 29, 2021

THE BROWN LAW FIRM, P.C.

/s/ *Timothy Brown*

Timothy Brown
240 Townsend Square
Oyster Bay, New York 11771
Telephone: (516) 922-5427
Facsimile: (516) 344-6204
Email: tbrown@thebrownlawfirm.net

Robert C. Moest, Of Counsel, SBN 62166
2530 Wilshire Boulevard, Second Floor
Santa Monica, California 90403
Telephone: (310) 915-6628
Facsimile: (310) 915-9897
Email: RMoest@aol.com

Counsel for Plaintiff Richard Moore

Dated: January 29, 2021

WILSON SONSINI GOODRICH & ROSATI

/s/ *Steven M. Schatz*

Steven M. Schatz
Catherine E. Moreno
650 Page Mill Road
Palo Alto, CA 94304
Telephone: (650) 493-9300
Facsimile: (650) 493-6811
Email: sschatz@wsgr.com
Email: cmoreno@wsgr.com

Dylan G. Savage
One Market Plaza, Suite 3300
San Francisco, CA 94105-1126
Telephone: (415) 947-2000
Facsimile: (415) 947-2099
Email: dsavage@wsgr.com

Counsel for Defendants Rory J. Cutaia, Jeff Clayborne, and James P. Geiskopf and Nominal Defendant Verb Technology Company, Inc.